UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2016

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 202, Jericho, NY 11753

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 4, 2016 Intellicheck Mobilisa, Inc. (the “Company”) held its Annual Stockholders Meeting (the “Annual Meeting”) at the Embassy Suites Hotel, 1900 Diagonal Road, Alexandria, Virginia 22314.

At the Annual Meeting, the Company’s stockholders (i) elected Michael D. Malone, Lieutenant General Emil R. Bedard, Jack A. Davis, William P. Georges and Guy L. Smith to serve as directors for one-year terms or until their respective successors have been duly elected and qualified; (ii) approved an amendment to the Company’s 2015 Omnibus Incentive Plan; and (iii) ratified the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.

The following tables show the number of votes cast for or against and the number of abstentions with respect to each matter, as applicable:

1.	Election of Directors.

	For	Withheld	Broker Non-Votes
Michael D. Malone	2,605,691	2,083,963	3,170,401
Lieutenant General Emil R. Bedard	2,601,119	2,088,535	3,170,401
Guy L. Smith	2,547,046	2,142,608	3,170,401
Jack A. Davis	2,603,056	2,086,598	3,170,401
William P. Georges	2,649,370	2,040,284	3,170,401

2.	To approve an amendment to the Company’s 2015 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Vote
2,357,533	2,308,105	24,016	3,170,401

3.	Ratify the appointment of EisnerAmper, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending 2016.

For	Against	Abstain
7,778,837	27,256	53,962

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 6, 2016	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer